                                                                   Exhibit 10.67
                                                                  EXECUTIVE COPY



                 AMERICREDIT FINANCIAL SERVICES OF CANADA LTD.,

                                   as Servicer

                                       and



                      AMERICREDIT FINANCIAL SERVICES, INC.

                                  as Custodian

                                       and



                       AMERICREDIT CANADA FUNDING TRUST I,

                                  as Purchaser

                                 by its trustee

                            CIBC MELLON TRUST COMPANY

                                       and



                    CONGRESS FINANCIAL CORPORATION (CANADA),

                               as Collateral Agent




                        SERVICING AND CUSTODIAN AGREEMENT




                          Osler, Hoskin & Harcourt LLP

                             Barristers & Solicitors

                                Toronto, Ontario

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                               TABLE OF CONTENTS


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                                                                                                                      Page
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ARTICLE 1
     DEFINITIONS ..............................................................................................        1
     1.1   Definitions ........................................................................................        1
     1.2   Other Terms ........................................................................................        2
     1.3   References to Sections, Articles and Exhibits ......................................................        2
     1.4   Number and Gender ..................................................................................        2
     1.5   Currency ...........................................................................................        2
     1.6   Actions on Days Other Than Business Days ...........................................................        2

ARTICLE 2
     ADMINISTRATION AND SERVICING OF RECEIVABLES ..............................................................        2
     2.1   Duties of the Servicer .............................................................................        2
     2.2   Collection of Receivable Payments; Modifications of Receivables; ...................................        3
     2.3   Realization upon Receivables .......................................................................        5
     2.4   Insurance ..........................................................................................        6
     2.5   Maintenance of Security Interests in Vehicles ......................................................        7
     2.6   Covenants, Representations, and Warranties of Servicer .............................................        7
     2.7   Purchase of Receivables Upon Breach of Covenant or Representation and Warranty .....................       12
     2.8   Servicing Fee; Payment of Certain Expenses by Servicer .............................................       13
     2.9   Servicer's Certificate .............................................................................       13
     2.10  Annual Statement as to Compliance, Notice of Servicer Termination Event ............................       13
     2.11  Access to Certain Documentation and Information Regarding Receivables ..............................       14

ARTICLE 3
      THE SERVICER ............................................................................................       14
      3.1  Liability of Servicer; Indemnities .................................................................       14
      3.2  Merger or Consolidation of, or Assumption of the Obligations of the Servicer .......................       15
      3.3  Limitation on Liability of Servicer and Others .....................................................       16
      3.4  Delegation of Duties ...............................................................................       16
      3.5  Servicer Not to Resign .............................................................................       17

ARTICLE 4
     SERVICER TERMINATION .....................................................................................       17
      4.1  Servicer Termination Event .........................................................................       17
      4.2  Consequences of a Servicer Termination Event .......................................................       18
      4.3  Appointment of Successor ...........................................................................       18
      4.4  Notification to Secured Parties ....................................................................       19
      4.5  Waiver of Past Defaults ............................................................................       19

ARTICLE 5
     THE CUSTODIAN ............................................................................................       19
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                                      -i-


                               TABLE OF CONTENTS
                                  (continued)


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     5.1   Appointment of Custodian; Acknowledgement of Receipt ................................................      19
     5.2   Maintenance of Records at Office ....................................................................      20
     5.3   Duties of Custodian .................................................................................      20
     5.4   Instructions; Authority to Act ......................................................................      21
     5.5   Indemnification by the Custodian ....................................................................      21
     5.6   Advice of Counsel ...................................................................................      21
     5.7   Effective Period, Termination, and Amendment; Interpretative and Additional Provisions ..............      22
     5.8   Representations, Warranties and Covenants of Custodian ..............................................      22
     5.9   Interim and Temporary Custodian Agreements ..........................................................      24

ARTICLE 6
     MISCELLANEOUS .............................................................................................      24
     6.1   Waivers; Amendments .................................................................................      24
     6.2   Notices .............................................................................................      24
     6.3   Governing Law; Submission to Jurisdiction ...........................................................      26
     6.4   Counterparts ........................................................................................      27
     6.5   Successors and Assigns ..............................................................................      27
     6.6   Confidentiality Agreement ...........................................................................      27
     6.7   Headings ............................................................................................      28
     6.8   No Recourse .........................................................................................      28

SCHEDULE A FORM OF CUSTODIAN'S ACKNOWLEDGEMENT

EXHIBIT A FORM OF SERVICER'S CERTIFICATE

EXHIBIT B FORM OF SERVICER GUARANTEE

THIS SERVICING AND CUSTODIAN AGREEMENT, dated as of April 30, 2002, is among AMERICREDIT FINANCIAL SERVICES OF CANADA LTD., as servicer (in such capacity, the "Servicer"), AMERICREDIT FINANCIAL SERVICES, INC. as custodian (in such capacity, the "Custodian"), AMERICREDIT CANADA FUNDING TRUST I, a trust established under the laws of the Province of Ontario (the "Trust" and, together with its successors and permitted assigns, the "Purchaser") by its trustee CIBC MELLON TRUST COMPANY and CONGRESS FINANCIAL CORPORATION (CANADA) as collateral agent (in such capacity, the "Collateral Agent").

PRELIMINARY STATEMENTS. AmeriCredit Canada, the Collateral Agent, and the Purchaser have entered into a Master Receivables Purchase Agreement, dated as of the date hereof (the "Master Receivables Purchase Agreement"), pursuant to which the Seller agrees to sell, transfer and assign to the Purchaser all of its right, title and interest in and to the Receivables on the terms described therein.

Pursuant to the Master Receivables Purchase Agreement, the Seller and the Purchaser will enter into Assignments from time to time (each an "Assignment"), whereby the Seller will sell, transfer and assign to the Purchaser on the applicable Receivables Purchase Date all of its right, title and interest in and to Receivables listed on the Schedules of Receivables attached to such Assignments and the Related Security.

Pursuant to the Security Agreement, the Purchaser will pledge to the Collateral Agent for the benefit of the Secured Parties all of its right, title and interest in the Collateral, including, but not limited to, the Receivables and the Related Security.

The Servicer is willing to service the Receivables.

The Collateral Agent wishes to appoint the Custodian to hold the Receivable Files as the custodian on behalf of the Collateral Agent.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1     Definitions

In this Agreement, the following terms shall have the meanings set out below:

"Agreement" means this Agreement, as the same may be amended and supplemented from time to time.

"AmeriCredit US" means AmeriCredit Financial Services, Inc.

"AmeriCredit Canada" means AmeriCredit Financial Services of Canada Ltd.

"Collateral Insurance" has the meaning specified therefor in Section 2.4(a).

"Servicer Termination Event" has the meaning specified therefor in Section 4.1.

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                                      -2-

All other capitalized terms not otherwise defined shall have the respective meanings set out in the Master Receivables Purchase Agreement and the Loan Agreement, as the case may be.

1.2   Other Terms

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in the PPSA of Ontario, and not specifically defined herein, are used herein as defined in such PPSA. Unless the context otherwise requires, "or" means "and/or," and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

1.3   References to Sections, Articles and Exhibits

Unless otherwise provided, all references herein to Sections, Articles or Exhibits are references to Sections, Articles and Exhibits of or to the Agreement.

1.4   Number and Gender

Words importing the singular include the plural and vice versa, and words importing gender include all genders.

1.5   Currency

Unless otherwise indicated, all amounts stated herein are in Canadian Dollars.

1.6   Actions on Days Other Than Business Days

Where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Business Day and, as a result, such payment cannot be made or action cannot be taken on such day, then such payment shall be made or such action shall be taken on the first Business Day after such day.

                                   ARTICLE 2
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

2.1   Duties of the Servicer

      (a) The Servicer is hereby appointed by and authorized to act as agent for the Purchaser and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with the Credit and Collection Policy and with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any

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                                      -3-

             required tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Collateral Agent with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

      (b) The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables and the Related Security provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. The Servicer shall follow the Credit and Collection Policy and the Servicer's customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Purchaser to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor.

      (c) The Servicer is hereby authorized to commence, in its own name or in the name of the Purchaser or its assignees, a legal proceeding to enforce a Receivable pursuant to Section 2.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Purchaser shall thereupon be deemed to have automatically assigned such Receivable (subject to security interests in favour of the Collateral Agent and the Seller) to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Purchaser to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Collateral Agent may, in its reasonable discretion, furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

2.2   Collection of Receivable Payments; Modifications of Receivables;

      (a) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables

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                                       -4-

             as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies and the Related Security in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Purchaser with respect thereto. The Servicer is authorized in its reasonable discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

       (b) So long as no Servicer Termination Event shall have occurred and be continuing, and in accordance with the Credit and Collection Policy, the Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Settlement Period in which such due date occurs or (ii) re-amortize the Scheduled Receivables Payments on the Receivable following a partial prepayment of principal, in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize Collections with respect to such Receivable, and is otherwise in the best interests of the Purchaser.

       (c) So long as no Servicer Termination Event shall have occurred and be continuing, and in accordance with the Credit and Collection Policy, the Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 2.2(b)) in accordance with the Credit and Collection Policy if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize Collections with respect to such Receivable and is otherwise in the best interests of the Purchaser; provided, that to the extent that documentation exists for any such amendment, modification or extension, such documentation shall be delivered by the Servicer to the Custodian promptly after execution thereof.

             The Servicer shall notify or direct Obligors to make all payments on the Receivables, whether by cheque or by direct debit of the Obligor's bank account, to be made directly to the following account held in the name of the Servicer: SWIFT address: NOSCCATT, Financial Institution code: 002 Account # 0163511, transit # 80002 (the "Depository Account") held at The Bank of Nova Scotia (the "Depository Bank"). The Servicer shall notify or direct the Depository Bank to deposit all payments on the Receivables into the Depository Account no later than the Business Day after receipt, and to cause all amounts credited to the Depository Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments.

             The Servicer shall be obligated and liable to the Purchaser, the Collateral Agent and Secured Parties for servicing and administering the Receivables and the Related Security in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

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                                      -5-

           In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under this Agreement. The outgoing Servicer shall, upon request of the Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Depository Account, if any, and an accounting of amounts collected and held in such account.

      (d) Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Depository Bank for further deposit into the Collection Account, as soon as practicable, but in no event later than two Business Days after receipt thereof and shall use its best efforts to ensure that any payments that should have been deposited to the Collection Account but which, in error, were deposited to another account are promptly deposited into the Collection Account.

2.3   Realization upon Receivables

      (a) Consistent with the standards, policies and procedures required by this Agreement and the Credit and Collection Policy, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable but in no event later than the date on which all or any portion of a Scheduled Receivables Payment has become 91 days delinquent; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 2.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its reasonable discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor with respect to such Financed Vehicle or any amounts received from the related Dealer with respect to such Financed Vehicle, which amounts in reimbursement may be retained by the Servicer to the extent of such expenses. The Servicer shall pay on behalf of the Purchaser any personal property taxes assessed on repossessed Financed Vehicles.

      (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to

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                                      -6-

           be an automatic assignment (subject to security interests in favour of the Collateral Agent and the Seller) from the Purchaser to the Servicer of the rights under such Dealer Agreement and Dealer Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement or Dealer Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement or Dealer Assignment, the Seller, at the Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement or Dealer Assignment, including, subject to the provisions of this Section 2.3(b), bringing suit in its name or the name of the Seller or of the Purchaser or the Purchaser's assignees. All amounts recovered in any legal proceeding shall be remitted directly by the Servicer to the Collection Account as provided in Section 2.2(d). Notwithstanding anything to the contrary contained herein, (i) the Collateral Agent may, in its reasonable discretion, direct the Servicer (whether the Servicer is AmeriCredit Canada or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security and (ii) the Servicer shall not make the Collateral Agent, the Purchaser or any Secured Party a party to any litigation without the prior written consent of such Person; provided, however, that in the case of subsection (i) of this sentence, the Servicer may decline or refuse to act on instructions provided by the Collateral Agent if, in the reasonable determination of the Servicer, such action is not consistent with any requirements of law or the Credit and Collection Policy, or could result in legal or regulatory action against the Servicer.

2.4  Insurance

     (a) Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Servicer and its successors and assigns as loss payees and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. The Servicer shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

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                                      -7-

      (b) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Purchaser. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment (subject to security interests in favour of the Collateral Agent and the Seller) of the rights of the Purchaser under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Seller, at the Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Purchaser.

2.5   Maintenance of Security Interests in Vehicles

Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Purchaser and its assignees as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Servicer shall take all necessary action with respect to the notation of Receivables and the marking of records of the Purchaser. The Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Purchaser as necessary because of the relocation of a Financed Vehicle or for any other reason.

2.6   Covenants, Representations, and Warranties of Servicer

      (a)  The Servicer covenants as follows:

           (i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the related Contract, except upon payment in full of the Receivable or as otherwise contemplated herein or by the other Transaction Documents;

           (ii) No Impairment. The Servicer shall do nothing to impair the rights of the Purchaser or the Secured Parties in the Receivables, the Dealer Agreements, the Dealer Assignments, the Insurance Policies or the Related Security except as otherwise expressly provided herein or in the Master Receivables Purchase Agreement;

           (iii) No Amendments. The Servicer shall not take or permit any action to extend or otherwise amend the terms of any Receivable, except in accordance with Section 2.2 and the other Transaction Documents;

           (iv) Conduct of Business. The Servicer shall not make any change in the character of its business except to the extent that such a change would not have a Material Adverse Effect and shall do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

           (v) Compliance with Laws. The Servicer shall, and shall cause each of its Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject where the failure to so comply could reasonably be expected to have a Material Adverse Effect;

           (vi) Furnishing of Information and Inspection of Records. The Servicer and the Custodian shall furnish to the Administrator and the Collateral Agent from time to time such information with respect to the Receivables and the Related Security as the Administrator or the Collateral Agent may reasonably request (at the Servicer's or Custodian's expense, respectively), including, without limitation, listings identifying the Obligor and the outstanding balance for each Receivable. The Servicer and the Custodian shall, at any time and from time to time during regular business hours and on at least five Business Days' (or if a Termination Event or Potential Termination Event has occurred, one Business Day's) notice, permit the Collateral Agent or the Lender, or their agent or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Servicer or Custodian, respectively, for the purpose of examining such Records, and to discuss matters relating to Receivables and the Related Security or its performance hereunder and under the other Transaction Documents to which it is a party with any of the officers, directors, employees or chartered accountants of the Servicer or Custodian, respectively, having knowledge of such matters;

           (vii) Keeping of Records and Books of Account. The Servicer and the Custodian shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer shall give the Collateral Agent notice of any material change in its administrative and operating procedures referred to in the previous sentence. As soon as practicable and in any event not later than March 31, 2003 and each annual anniversary thereof, the Servicer shall deliver or cause to be delivered to the Collateral Agent a report, prepared by a mutually agreed upon independent accounting firm, stating that the independent accountant has performed certain agreed upon procedures including obtaining the monthly Servicer Reports for three randomly selected months with respect to the immediately preceding twelve months and for such monthly

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                                      -9-

                  Servicer Reports the independent accountant shall (i) reconcile the amounts in the monthly Servicer Reports to the Servicer's computer, accounting and other records which will include in such report any amounts not reconciled and (ii) determine compliance with underwriting guidelines and documentation requirements;

           (viii) Credit and Collection Policy.

                  (A) The Servicer shall comply in all material respects with the Credit and Collection Policy with respect to each Receivable and the related Contract;

                  (B) Within 10 days after the date of any material change in, or amendment to, the Credit and Collection Policy, the Servicer will deliver to the Collateral Agent a copy of the amended Credit and Collection Policy then in effect indicating such change or amendment or will deliver a copy of such change or amendment;

                  (C) The Servicer shall not change the Credit and Collection Policy in any way that would have a Material Adverse Effect; and

                  (D) On each anniversary of the Initial Commitment Expiry Date the Servicer shall deliver to the Collateral Agent a copy of the Credit and Collection Policy.

           (ix) Change in Accountants or Accounting Policies. The Servicer shall promptly notify the Collateral Agent of any change in its accountants or material change in its accounting policy;

           (x) No Sales or Liens. Except as otherwise provided herein and in the Master Receivables Purchase Agreement, the Servicer shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim (or the filing of any financing statements) upon or with respect to any of the Collateral or any Depository Account;

           (xi) Interim Custodian Agreement. The Servicer shall not amend or terminate the Interim Custodian Agreement without the consent of the Collateral Agent; provided that such consent shall not be required following the satisfaction of the Registration Conditions;

           (xii) Interim Custodian. The Servicer shall ensure that the Interim Custodian maintains continuous possession of the Receivables in accordance with the terms of the Interim Custodian Agreement until such agreement is terminated in accordance with its terms and subject to (xi) above.

           (xiii) Temporary Custodian Agreement. The Servicer shall not amend or terminate the Temporary Custodian Agreement without the consent of the Collateral Agent; provided that such consent shall not be required following the satisfaction of the Registration Conditions;

           (xiv) Temporary Custodian. The Servicer shall ensure that the Temporary Custodian maintains continuous possession of the Receivables in accordance with the terms of the Temporary Custodian Agreement until such agreement is terminated in accordance with its terms and subject to (xiii) above.

      (b)  The Servicer represents and warrants as follows:

           (i) Receivables. Each Receivable represented by the Servicer to be an Eligible Receivable (including in any report, document or instrument delivered hereunder or in connection with the other Transaction Documents) satisfies at the time of such representation or inclusion the definition of "Eligible Receivable" set forth in the Master Receivables Purchase Agreement;

           (ii) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, all power, authority and legal right required to enter into and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party;

           (iii) Due Qualification. The Servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification except to the extent where the failure to have obtained such licenses and approvals or to be so qualified could not reasonably be expected to have a Material Adverse Effect;

           (iv) Power and Authority. The Servicer has the full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party have been duly authorized by the Servicer by all necessary corporate action;

           (v) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party shall constitute legal, valid and binding obligations of the Servicer enforceable against it in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

           (vi) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfilment of the terms of this Agreement and the Transaction Documents to which the Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or provincial regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties and do not require any action by or require the consent of or the filing of any notice with any Governmental Authority or other Person;

           (vii) No Proceedings. There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Transaction Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents or (D) that could be reasonably expected to have a Material Adverse Effect;

           (viii) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained or where the failure to be so obtained could not reasonably be expected to have a Material Adverse Effect;

           (ix) Accuracy of Information. All information heretofore furnished by the Servicer to the Borrower, the Lender, the Collateral Agent or any other Persons for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Borrower, the Lender, the Collateral Agent or such other Person will be, true and accurate in every material respect, and the Servicer has not omitted, and will not omit, to disclose any information which is material to the transactions contemplated by this Agreement on the date such information was or is furnished;

           (x) Chief Executive Office. The Servicer's chief executive office is located in Ontario;

           (xi) Credit and Collection Policy. Since October 10, 2001, there have been no material changes in the Credit and Collection Policy other than those made in accordance with the terms of this Agreement;

           (xii) Collections and Servicing. Since October 10, 2001, there has not been any material adverse change in the ability of the Servicer to service and collect the Receivables and there has not been any other change relating to the Servicer that could reasonably be expected to have a Material Adverse Effect; and

           (xiii) Representations and Warranties of the Seller. Each of the representations and warranties of the Seller set forth in
                  Section 4.1 of the Master Receivables Purchase Agreement are true and correct in all material respects as at the time made and the Seller hereby makes all such representations and warranties for the benefit of the Collateral Agent and the Lender.

2.7   Purchase of Receivables Upon Breach of Covenant or Representation and
      Warranty

      (a) Upon discovery by either of the Servicer or a Responsible Officer of the Collateral Agent of a breach of any of the representations, warranties or covenants set forth in Sections 2.5, 2.6(a), 5.1, 5.2,
           5.3 or 5.8, the party discovering such breach shall give prompt written notice to all of the parties hereto; provided, however, that the failure to give any such notice shall not affect any obligation of the Servicer under this Section. As of the last day of the Monthly Period following its discovery or receipt of notice of any breach of any covenant set forth in Sections 2.5, 2.6(a), 5.1, 5.2, 5.3 or 5.8 which materially and adversely affects the interests of the Collateral Agent in any Receivable (including any Defaulted Receivable) or any Related Security (or, at AmeriCredit Canada's election, the last day of the preceding Monthly Period so following) or the related Financed Vehicle, AmeriCredit Canada shall, unless such breach shall have been cured in all material respects by the last day of the second Monthly Period after such breach, purchase from the Purchaser the Receivable affected by such breach and, on the related Determination Date, the Servicer shall pay the related Outstanding Balance to the Purchaser. It is understood and agreed that the obligation of the Servicer to purchase any Receivable (including any Defaulted Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Servicer for such breach available to the Purchaser, the Secured Parties or the Collateral Agent; provided, however, that the Servicer shall indemnify the Purchaser, the Collateral Agent and the Secured Parties from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

     (b) Subject to the netting and setoff provisions in Sections 1.7 and 1.10 of the Master Receivables Purchase Agreement, all Outstanding Balances payable by the Seller or the Servicer to the Purchaser as a result of any Repurchase Event or any breach of the representations or warranties of the Servicer made or contained in this Agreement shall be deposited by the Seller or the Servicer, as applicable, into the Collection Account as required by Section 2.7 of this Agreement and
          Section 4.7 of the Master Receivables Purchase Agreement, as applicable, and such Outstanding Balances shall be allocated and applied by the Servicer as a Collection allocable to the Net Loan Investment in accordance with this Agreement and the other Transaction Documents, as applicable. The Net Loan Investment shall be reduced by the amount of such payment applied to the reduction of the Net Loan Investment and actually received by the Collateral Agent or the Servicer on behalf of the Borrower.

2.8  Servicing Fee; Payment of Certain Expenses by Servicer

On each Settlement Date, the Servicer shall to the extent provided in the Security Agreement be entitled to receive out of the Collection Account the Servicing Fee for the related Settlement Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Secured Parties, except taxes levied or assessed against the Purchaser, and claims against the Purchaser in respect of indemnification, which taxes and claims in respect of indemnification against the Purchaser are expressly stated to be for the account of the Servicer subject to the terms of the Master Receivables Purchase Agreement) without reimbursement pursuant to Section 6.4 of the Security Agreement.

2.9  Servicer's Certificate

No later than 5:00 p.m. Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Purchaser and the Collateral Agent a Servicer's Certificate executed by a Responsible Officer of the Servicer in the form attached hereto as Exhibit A.

2.10 Annual Statement as to Compliance, Notice of Servicer Termination Event

     (a) The Servicer shall deliver to the Purchaser and the Collateral Agent, on or before September 30 (or 90 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on September 30, 2002, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Purchaser and the Collateral Agent, promptly after the occurrence thereof, but in no event later than two
          (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 4.1(a). The Servicer shall, and shall cause the Seller to, deliver to the Purchaser, the Collateral Agent and the Servicer promptly after the occurrence thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 4.1.

2.11 Access to Certain Documentation and Information Regarding Receivables

The Servicer shall provide to representatives of the Collateral Agent and of the Secured Parties reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and on at least five Business Days' (or if a Termination Event or Potential Termination Event has occurred, one Business Day's) notice and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                                   ARTICLE 3
                                  THE SERVICER

3.1  Liability of Servicer; Indemnities

     (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement and the other Transaction Documents to which it is a party specifically undertaken by the Servicer and the representations made by the Servicer herein and the other Transaction Documents to which it is a party.

     (b) The Servicer shall defend, indemnify and hold harmless the Purchaser, the Collateral Agent, the Secured Parties and their respective officers, directors, agents and employees, from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle;

     (c) The Servicer shall indemnify, defend and hold harmless the Purchaser, the Collateral Agent, the Secured Parties and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any capital taxes, federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Related

          Security to the Purchaser and withholding taxes) and costs and expenses in defending against the same;

     (d) The Servicer shall be liable to the Purchaser, the Collateral Agent and the Secured Parties (collectively, the "Indemnified Parties") to the extent of the following, without limiting any other rights which the Indemnified Parties may have hereunder or under applicable law, the Servicer hereby agrees to indemnify the Indemnified Parties from and against any and all costs, expenses, losses, claims, damages or liabilities suffered by or imposed upon any Indemnified Party arising out of or resulting from (whether directly or indirectly) (a) the failure of any information contained in any Servicer's Certificate to be true and correct in any material respect, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Servicer to be true and correct in any material respect, (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of their officers) under or in connection with this Agreement to have been true and correct in any material respect as of the date made or deemed made, (c) the failure by the Servicer to comply with any applicable Law with respect to any Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable resulting from or related to the collection activities in respect of such Receivable, or (e) any failure of the Servicer to materially perform its duties or obligations in accordance with the provisions hereof or the other Transaction Documents;

     (e) The Servicer shall indemnify the Collateral Agent, the Purchaser and their officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Purchaser and the performance of their duties under the Transaction Documents other than if such loss, liability or expense is conclusively determined by a judicial proceeding to have been incurred by the Collateral Agent as a result of any such entity's wilful misconduct, bad faith or negligence; and

     (f) Indemnification under this Article shall survive the termination of the Transaction Documents or the resignation and removal of the Servicer and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

3.2 Merger or Consolidation of, or Assumption of the Obligations of the Servicer

Any corporation (i) into which AmeriCredit Canada may be merged or consolidated,
(ii) resulting from any amalgamation, merger or consolidation to which AmeriCredit Canada shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit Canada, or
(iv) succeeding to the business of AmeriCredit Canada, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit Canada under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit Canada under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit Canada from any obligation as initial Servicer hereunder. AmeriCredit Canada shall provide notice of any amalgamation, merger, consolidation, acquisition or succession pursuant to this Section to the Collateral Agent and the Secured Parties. Notwithstanding the foregoing, AmeriCredit Canada shall not amalgamate, merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit Canada's business, unless (x) immediately after giving effect to such transaction, no representation, warranty or covenant made pursuant to Section 2.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) there is no Material Adverse Effect as a result of such succession, amalgamation, merger or consolidation and no Termination Event or Potential Termination Event shall have occurred and be continuing, (y) AmeriCredit Canada shall have delivered to the Collateral Agent and the Purchaser an Officer's Certificate and an Opinion of Counsel each stating that such amalgamation, consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit Canada shall have delivered to the Collateral Agent and the Purchaser an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Purchaser in the Receivables and the Related Security and reciting the details of the filings or
(B) no such action shall be necessary to preserve and protect such interest.

3.3  Limitation on Liability of Servicer and Others

None of the directors or officers or employees or agents of AmeriCredit Canada or, subject to Section 3.1 hereof, AmeriCredit Canada (to the extent AmeriCredit Canada or any Subsidiary or Affiliate of AmeriCredit Canada is the Servicer), shall be under any liability to the Purchaser, the Collateral Agent or the Secured Parties, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit Canada or any such person against any liability that would otherwise be imposed by reason of their breach of this Agreement or wilful misfeasance, bad faith or negligence in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Collateral Agent for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Collateral Agent, in its individual capacity. AmeriCredit Canada and any director, officer, employee or agent of AmeriCredit Canada may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

3.4  Delegation of Duties

The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit Canada. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles,
(ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Defaulted Receivables, in each case, without the consent of the Collateral Agent and may perform other specific duties through such sub-contractors in accordance with Servicer's customary servicing policies and procedures, with the prior consent of the Collateral Agent. No delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither AmeriCredit Canada nor any party acting as Servicer hereunder shall appoint any subservicer (other than an Affiliate) hereunder without the prior written consent of the Collateral Agent.

3.5  Servicer Not to Resign

Subject to the provisions of Section 3.2, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement as Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer and the Collateral Agent does not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Collateral Agent. No resignation of the Servicer shall become effective until a successor Servicer that is an eligible servicer as approved by the Collateral Agent, shall have assumed the responsibilities and obligations of the Servicer.

                                   ARTICLE 4
                              SERVICER TERMINATION

4.1  Servicer Termination Event

For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

     (a) Any failure by the Servicer or the Custodian to make any payment or deposit to be made by it when required under the terms of the Transaction Documents;

     (b) Failure on the part of the Servicer or the Custodian to duly observe or perform in any material respect any covenant or agreement set forth in this Agreement or any other Transaction Document to which it is a party, which failure continues unremedied for a period of 3 Business Days after the occurrence thereof;

     (c) Any representation, warranty, certification or statement made by the Servicer (including AmeriCredit Canada, if it is the Servicer), the Custodian, or the Purchaser, any Seller or any Affiliate of the Purchaser or any Seller (in the event that the Purchaser, any Seller or such Affiliate is then acting as the Servicer) in this Agreement, the Master Receivables Purchase Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect or misleading in any material respect when made or deemed made and such incorrectness, if capable of being remedied or cured, is not remedied or cured within three (3) Business Days after the date when it was made or deemed made;

     (d) The occurrence of a Termination Event listed in Section 3.1 of the Master Receivables Purchase Agreement other than items (o), (p), (q),
          (r) and (s); and

     (e) Any Insolvency Event shall occur with respect to the Servicer, any of its Subsidiaries or the Custodian.

4.2  Consequences of a Servicer Termination Event

If a Servicer Termination Event shall occur and be continuing, the Collateral Agent, by notice given in writing to the Servicer and the Custodian may terminate all of the rights and obligations of AmeriCredit Canada as Servicer and AmeriCredit US as Custodian under this Agreement. On or after the receipt by such Servicer and such Custodian of such written notice or upon termination of the term of such Servicer and such Custodian, all authority, power, obligations and responsibilities of such Servicer and such Custodian under this Agreement, whether with respect to the Receivables or the Related Security or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of a successor Servicer and a successor Custodian appointed by the Collateral Agent); provided, however, that the successor Servicer and the successor Custodian, respectively, shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer and Custodian prior to the date that the successor Servicer and the successor Custodian become the Servicer and the Custodian or any claim of a third party based on any alleged action or inaction of the terminated Servicer and Custodian. The successor Servicer and the successor Custodian are authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer and terminated Custodian, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The terminated Servicer and terminated Custodian agree to cooperate with the successor Servicer and successor Custodian in effecting the termination of the responsibilities and rights of the terminated Servicer and terminated Custodian under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer and successor Custodian to service the Receivables and the Related Security. The terminated Servicer and terminated Custodian shall grant the Collateral Agent, the successor Servicer, the successor Custodian and the Purchaser reasonable access to the terminated Servicer's and terminated Custodian's premises at the terminated Servicer's and Custodian's expense provided that at least one Business Day's notice has been given.

4.3  Appointment of Successor.

     (a) On and after the time the Servicer receives a notice of termination pursuant to Section 4.2, or upon the resignation of the Servicer, the Collateral Agent shall appoint an alternate successor Servicer who shall be a resident of Canada for purposes of the Income Tax Act (Canada) and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 4.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

     (b) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. The Collateral Agent and such successor Servicer may agree on additional compensation to be paid to such successor Servicer. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

4.4  Notification to Secured Parties

Upon any termination of, or appointment of a successor to, the Servicer, the Collateral Agent shall give prompt written notice thereof to the Purchaser and each Secured Party.

4.5  Waiver of Past Defaults

The Collateral Agent may, on behalf of all Secured Parties, waive any default by the Servicer or the Custodian in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                    ARTICLE 5
                                  THE CUSTODIAN

5.1  Appointment of Custodian; Acknowledgement of Receipt

Subject to the terms and conditions hereof (including Section 5.9 hereof), the Collateral Agent hereby revocably appoints the Custodian and the Custodian hereby accepts such appointment, as custodian and bailee on behalf of the Collateral Agent (for the benefit of the Secured Parties) to maintain exclusive custody of the Receivable Files relating to the Receivables from time to time held as part of the Collateral; provided, however, that neither the Collateral Agent nor any Secured Party shall be responsible for the acts or omissions of the Custodian. In performing its duties hereunder, the Custodian agrees to act with that degree of care, skill and attention that a commercial bank acting in the capacity of a custodian would exercise with respect to files relating to comparable automotive or other receivables that it services or holds for itself or others, and, in any event, to exercise at least that degree of care, skill and attention that it exercises with respect to its own assets. The Custodian, as of each Receivables Purchase Date with respect to the Receivables sold on such date, hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedules of Receivables attached to the related Assignment, subject to any exceptions noted on the applicable Custodian's Acknowledgement. As evidence of its acknowledgement of such receipt of such Records, the Custodian shall execute and deliver on each Receivables Purchase Date with respect to the Receivables sold on such date, the Custodian's Acknowledgement in the form attached hereto as Schedule A.

5.2  Maintenance of Records at Office

The Custodian agrees to maintain the Receivable Files at 4001 Embarcadero Drive, Arlington, Texas 76014 or at such other office as shall from time to time be identified to the Collateral Agent and the Purchaser, and the Custodian will hold the Receivable Files in such office on behalf of the Collateral Agent (for the benefit of the Secured Parties), clearly identified on its records as being separate from any other instruments and files, including other instruments and files held by the Custodian, and in compliance with Section 5.3(b) hereof.

5.3  Duties of Custodian

     (a) Safekeeping. The Custodian shall hold the Receivable Files on behalf of the Collateral Agent (for the benefit of the Secured Parties), whether at the same or any other location, and shall maintain such accurate and complete accounts, records or computer systems pertaining to each Receivable File as are required to comply with the terms and conditions of the Loan Agreement and the Security Agreement. Each Contract shall be stamped to indicate that: "All right, title and interest in the foregoing finance contract has been assigned to a financial institution in its capacity as agent or collateral agent for the secured parties in connection with a credit facility." Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar receivables, (ii) indicates that the Receivables are held by the Custodian on behalf of the Collateral Agent and (iii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Agreement. The Custodian shall conduct, or cause to be conducted, periodic physical inspections of the Receivable Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Collateral Agent and the Custodian to verify the accuracy of the Custodian's inventory and recordkeeping. Such inspections shall be conducted at such times, in such manner and by such persons, including, without limitation, Independent Accountants, as the Collateral Agent may request and the cost of such inspections shall be borne by the Custodian. The Custodian shall promptly report to the Collateral Agent any failure on the Custodian's part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and the Custodian shall promptly take appropriate action to remedy any such failure. Notwithstanding the above, upon a Servicer Termination Event, on or prior to each Receivables Purchase Date, with respect to the Receivables sold on such dates, the Custodian shall make copies or other electronic file records (e.g., diskettes, CD's, etc.) (the "Copies") of the Receivable Files and shall deliver such Copies to the Collateral Agent and the Collateral Agent shall hold such Copies on behalf of the Secured Parties. Subject to Section 5.3(c) hereof, the Custodian shall at all times maintain the original of the fully executed original Contract relating to each Receivable in a fire proof vault.

     (b) Access to Records. The Custodian shall, subject only to the Custodian's security requirements applicable to its own employees having access to similar records held by the Custodian, which requirements shall be consistent with the practices of a commercial bank acting in the capacity of custodian with respect to similar files or records, and at such times as may be reasonably imposed by the Custodian, permit only the Secured Parties and the Collateral Agent or their duly authorized representatives, attorneys or auditors to inspect the Receivable Files and the related accounts, records, and computer systems maintained by the Custodian pursuant hereto at such times as any of the Secured Parties or the Collateral Agent may reasonably request provided that at least five Business Days' (or if a Termination Event or Potential Termination Event has occurred, one Business Day's) notice has been provided to the Custodian.

     (c) Release of Documents. The Custodian shall release such Receivable Files to the Servicer only (1) upon payment in full of such Receivable or (2) as required from time to time as appropriate for servicing and enforcing any Receivable but, in the case of clause (1) or (2), only as is consistent with the terms of the Transaction Documents.

     (d) Administration; Reports. The Custodian shall, in general, attend to all ministerial matters in connection with maintaining custody of the Receivable Files on behalf of the Collateral Agent. In addition, the Custodian shall assist the Collateral Agent or the Servicer, as the case may be, in the preparation of any routine reports to the Secured Parties or to regulatory bodies, to the extent necessitated by the Custodian's custody of the Receivable Files.

5.4  Instructions; Authority to Act

The Custodian shall be deemed to have received proper instructions with respect to the Receivable Files upon its receipt of written instructions signed by a Responsible Officer of the Collateral Agent. Such instructions may be general or specific in terms.

5.5  Indemnification by the Custodian

The Custodian agrees to indemnify the Secured Parties, the Purchaser and the Collateral Agent for any and all liabilities, obligations, losses, damage, payments, costs or expenses of any kind whatsoever (including the fees and expenses of counsel) that may be imposed on, incurred or asserted against any of the Purchaser, the Secured Parties and/or the Collateral Agent as the result of any act or omission in any way relating to the maintenance and custody by the Custodian of the Receivable Files or any default by the Custodian of its obligations hereunder; provided, however, that the Custodian shall not be liable to any party indemnified hereunder for any portion of any such liabilities, obligations, losses, damages, payments or costs or expenses as are due to the wilful misfeasance, bad faith or gross negligence of such indemnified party.

5.6  Advice of Counsel

The Custodian shall be entitled to rely and act upon advice of counsel with respect to its performance hereunder as custodian and shall be without liability for any action reasonably taken in good faith pursuant to such advice, provided that such action is not in violation of applicable federal or state law.

5.7 Effective Period, Termination, and Amendment; Interpretative and Additional Provisions

The provisions of Article 5 of this Agreement shall become effective as of the date hereof and shall continue in full force and effect until terminated as hereinafter provided. The provisions of Article 5 of this Agreement may be amended at any time by agreement of the Collateral Agent, the Purchaser and the Custodian and may be terminated by either the Collateral Agent or the Custodian by giving written notice to the other parties, such termination to take effect no sooner than thirty (30) days after the date of such notice in the case of a termination by the Collateral Agent (which 30 day period may be shorter as set forth in the notice of termination in the case of a Termination Event) or ninety
(90) days after the date of such notice in the case of a termination by the Custodian; provided so long as AmeriCredit US is Custodian, the Custodian shall not resign from the obligations and duties imposed on it by this Agreement, except upon a determination that by reason of a change in legal requirements, the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on it and the Collateral Agent does not elect to waive the obligations of the Custodian to perform the duties which render it legally unable to act or to delegate those duties to another Person; provided, further, that any such determination permitting the resignation of the Custodian shall be evidenced by an Opinion of Counsel to such effect delivered to the Collateral Agent that is acceptable to the Collateral Agent. So long as AmeriCredit US is serving as Custodian, any termination of AmeriCredit Canada as Servicer under this Agreement shall terminate AmeriCredit US as Custodian under this Agreement. Immediately after receipt of notice of termination of this Agreement, the Custodian shall deliver the Receivable Files to the Collateral Agent on behalf of the Secured Parties, at such place or places as the Collateral Agent may designate, and the Collateral Agent, or its agent, as the case may be, shall act as custodian for such Records on behalf of the Secured Parties until such times as a successor custodian has been appointed by the Collateral Agent. (For the avoidance of doubt, during any such period, the Collateral Agent shall be acting in its capacity as Collateral Agent, including the standard of care and liability in such capacity, and not as a successor "Custodian" hereunder.) If, within forty-eight (48) hours after the termination of this Agreement, the Custodian has not delivered the Receivable Files in accordance with the preceding sentence, the Collateral Agent may enter the premises of the Custodian and remove the Receivable Files from such premises. In connection with the administration of this Agreement, the parties may agree from time to time upon the interpretation of the provisions of this Agreement as may in their joint opinion be consistent with the general tenor and purposes of this Agreement, any such interpretation to be signed by all parties and annexed hereto.

5.8  Representations, Warranties and Covenants of Custodian

     (a) The Custodian hereby represents and warrants to, and covenants with, the Collateral Agent that as of the date hereof and as of each Receivable Purchase Date:

          (i) The Custodian is duly organized, validly existing and in good standing under the laws of the state of its incorporation;

          (ii) The Custodian has the full power and authority to hold each Receivable File on behalf of the Collateral Agent, and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this

                Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (iii) The consummation of the transactions contemplated by this Agreement and the Transaction Documents to which the Custodian is a party, and the fulfilment of the terms of this Agreement and the Transaction Documents to which the Custodian is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Custodian, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Custodian is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Custodian of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Custodian or any of its properties and do not require any action by or require the consent of or the filing of any notice with any Governmental Authority or other Person;

          (iv) There is no litigation pending or, to the Custodian's knowledge, threatened, which if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian thereunder, or which would have a material adverse effect on the financial condition of the Custodian;

          (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of or compliance by the Custodian with this Agreement or the consummation of the transactions contemplated hereby or thereby;

          (vi) Upon written request of the Collateral Agent, the Custodian shall take such steps as requested by the Collateral Agent to protect or maintain any interest in any Receivable; and

          (vii) The Custodian has not been notified by any party that any third party claims an interest in the Receivables or is requesting the Custodian to act as a bailee with respect to the Records, except such interests that are created under the Master Receivables Purchase Agreement, any Assignments and the Security Agreement.

          (b) The Custodian covenants and warrants to the Collateral Agent and each of the Secured Parties that as of the date of each Custodian's Acknowledgement: (i) it holds no Adverse Claim, by way of security or otherwise, in any Receivable or Receivable File; and (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any Adverse Claim or any other interest, by way of security or otherwise, of the Custodian in or to any Receivable or Receivable File, other than the Custodian's rights as custodian hereunder.

5.9       Interim and Temporary Custodian Agreements

Notwithstanding any other provision contained in this Agreement, the rights and obligations of the Custodian under this Agreement shall be suspended until the Interim Custodian Agreement and the Temporary Custodian Agreement are terminated in accordance with their terms and the terms of the Master Receivables Purchase Agreement; provided that this Section 5.9 shall only apply if such agreements are executed prior to the satisfaction of the Registration Conditions.

                                   ARTICLE 6
                                  MISCELLANEOUS

6.1       Waivers; Amendments

          (a) No failure or delay on the part of the Collateral Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

          (b) Subject to Section 5.7 hereof, the following steps may only be taken by or with the written consent of the Collateral Agent and the Lender:

               (i) an amendment to, or waiver under, this Agreement or any other Transaction Document;

               (ii) the waiver of any Termination Event or Servicer Termination Event; and

               (iii) replacing AmeriCredit Canada as Servicer and AmeriCredit US as Custodian after the occurrence of a Servicer Termination Event.

6.2       Notices

Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this
Section 6.2 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, or if sent via U.S. certified or registered mail, (iii) if given by overnight courier, one (1)

Business Day after deposit thereof with a national overnight courier service, or
(iv) if given by any other means, when received at the address specified in this
Section 6.2.

         If to the Collateral Agent:

         Congress Financial Corporation (Canada)
         141 Adelaide Street West
         Suite 1500
         Toronto, Ontario
         M5H 3L9

         Attention:  Enza Augusta

         Telephone:  (416) 364-6401
         Telecopy:   (416) 364-8165

         with a copy to:

         Wachovia Securities
         Asset-Backed Finance - Investment Management
         301 S. College St.
         Charlotte, NC 28288-0610

         Attention:  Tim MacPhail

         Telephone:  (704) 383-5127
         Telecopy:   (704) 383-6162

         If to the Purchaser:

         AmeriCredit Canada Funding Trust I
         c/o AmeriCredit Financial Services of Canada Ltd., as Administrator 1 Robert Speck Parkway, Suite 1420
         Mississauga, Ontario L4Z 3M3

         Attention:  Treasurer

         Telephone:  (905) 804-8258
         Telecopy:   (905) 804-8095

         with a copy to:

         CIBC Mellon Trust Company, as Trustee
         320 Bay Street
         P.O. Box 1
         Toronto, Ontario
         M5H 4A6

         Attention:  Manager, Corporate Trust Services

         Telecopy:   (416) 643-5570

         If to AmeriCredit Canada:

         AmeriCredit Financial Services of Canada Ltd.
         1 Robert Speck Parkway
         Suite 1420
         Mississauga, Ontario
         L4Z 3M3

         Attention:  Treasurer

         Telephone:  (905) 804-8258
         Telecopy:   (905) 804-8095

         with a copy to:

         AmeriCredit Financial Services of Canada Ltd.
         801 Cherry Street
         Suite 3900
         Fort Worth, Texas 76102

         Attention:  Treasurer

         Telephone:  (817) 302-7022
         Telecopy:   (817) 302-7942

         If to the Custodian:

         AmeriCredit Financial Services, Inc.
         801 Cherry Street
         Suite 3900
         Fort Worth, Texas 76102

         Telephone:  (817) 302-7022
         Telecopy:   (817) 302-7942

6.3      Governing Law; Submission to Jurisdiction

         (a) This Agreement shall be governed by, and construed in accordance with, the law of the Province of Ontario (without giving effect to the conflict of laws principles thereof).

         (b) Any legal action or proceeding with respect to this agreement may be brought in the courts of the Province of Ontario and by execution and delivery of this Agreement, each of the Purchaser, the Collateral Agent, AmeriCredit US, the Seller, the Servicer and the Administrator consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. Each of the Purchaser, the Collateral Agent, AmeriCredit US, the Seller, the Servicer and the Administrator irrevocably waives, to the maximum extent permitted by law, any objection, including any objection to the laying of venue or based on the grounds of forum non convenience, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Purchaser, the Collateral Agent, AmeriCredit US, the Seller, the Servicer and the Administrator each waive personal service of any claim, notice of motion or application, summons, complaint or other process, which may be made by any other means permitted by Ontario law.

6.4   Counterparts

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

6.5   Successors and Assigns

      (a) This Agreement shall be binding on, and inure to the benefit of the Purchaser and AmeriCredit US, AmeriCredit Canada, and their respective successors and assigns; provided, however, that none of AmeriCredit US, the Seller, the Servicer, AmeriCredit Canada, or the Purchaser may assign any of its rights or delegate any of its duties hereunder or under the Master Receivables Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Collateral Agent except as may be otherwise expressly provided in the Master Receivables Purchase Agreement or the other Transaction Documents.

      (b) The Collateral Agent may not assign its rights and obligations under or in this Agreement or the other Transaction Documents to any Person other than an Eligible Institution without the prior written consent of the Purchaser, AmeriCredit US, the Seller, the Servicer and AmeriCredit Canada provided, however that after the occurrence of a Termination Event, the assignee may be any Person and no such consent shall be required.

6.6   Confidentiality Agreement

      (a) Each of the Purchaser, AmeriCredit US and AmeriCredit Canada hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Collateral Agent to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required (x) by applicable law, (y) under any applicable securities legislation, in connection with an offering of securities issued by the Purchaser or an Affiliate thereof, or (z) by order of a court of competent jurisdiction.

      (b) The Collateral Agent hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Purchaser, AmeriCredit US or AmeriCredit Canada to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank which is not an Affiliate of the Lender) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required (x) by applicable law or (y) by order of a court of competent jurisdiction.

6.7   Headings

Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

6.8   No Recourse

It is expressly understood and agreed by the parties hereto that this Agreement will be conclusively deemed to have been executed by the Trustee only in its capacity as trustee of the Purchaser and that (i) any and all of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations made on the part of the Trustee herein are made and intended not as personal representations, warranties, undertakings, covenants, indemnities, agreements and other obligations by the Trustee or for the purpose or with the intention of binding the Trustee in its personal capacity, but are made and intended for the purpose of binding only the property and assets of the Purchaser or a specific portion thereof; (ii) no property or assets of the Trustee, whether owned beneficially by it in its personal capacity or otherwise (other than the Trust Fund, as such term is defined in the Trust Declaration), will be subject to levy, execution or other enforcement procedures with regard to any of the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Purchaser or the Trustee hereunder; and
(iii) no recourse may be had or taken, directly or indirectly against the Trustee in its personal capacity, any beneficiary of the Purchaser or any incorporator, Affiliate, shareholder, director, officer, representative, employee or agent of the Trustee or any predecessor or successor of the Trustee with regard to the representations, warranties, undertakings, covenants, indemnities, agreements and other obligations of the Purchaser or the Trustee hereunder.

         IN WITNESS OF WHICH each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer on the day and year first above written.

                                                AMERICREDIT CANADA FUNDING
                                                TRUST I, by its Trustee,
                                                CIBC MELLON TRUST COMPANY,
                                                by AMERICREDIT FINANCIAL
                                                SERVICES OF CANADA LTD. as
                                                Administrator

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                AMERICREDIT FINANCIAL
                                                SERVICES OF CANADA LTD.,
                                                as Servicer

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                AMERICREDIT FINANCIAL
                                                SERVICES, INC., as
                                                Custodian

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                  CONGRESS FINANCIAL
                                                  CORPORATION (CANADA), as
                                                  Collateral Agent

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                                  By: __________________________
                                                      Name:
                                                      Title:

                                   SCHEDULE A
                       FORM OF CUSTODIAN'S ACKNOWLEDGEMENT

AmeriCredit Financial Services, Inc. (the "Custodian"), acting as Custodian under a Servicing and Custodian Agreement, dated as of April 30, 2002 (the "Servicing and Custodian Agreement"), between the Custodian, AmeriCredit Financial Services of Canada Ltd., as Servicer, AmeriCredit Canada Funding Trust I, as Purchaser and Congress Financial Corporation (Canada), as Collateral Agent, pursuant to which the Custodian holds on behalf of the Secured Parties certain Receivable Files (as defined in the Servicing and Custodian Agreement), hereby acknowledges receipt of the Receivable File for each Receivable listed in the Schedules of Receivables attached as Exhibits to the Assignments to the Master Receivables Purchase Agreement, dated [insert date of the relevant Assignment].

IN WITNESS WHEREOF, AmeriCredit Financial Services, Inc., has caused this acknowledgement to be executed by its duly authorized officer as of this [ ] day of [ ], [_____].

                                                AMERICREDIT FINANCIAL SERVICES,
                                                INC., as Custodian

                                                By:_____________________________
                                                    Name:
                                                    Title:

                                                By:_____________________________
                                                    Name:
                                                    Title:

                                    EXHIBIT A
                         FORM OF SERVICER'S CERTIFICATE

                                    EXHIBIT B
                           FORM OF SERVICER GUARANTEE